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                       SECURITIES AND EXCHANGE COMMISSION
                              Washington, DC 20549

                                    FORM 8-K

                                 CURRENT REPORT

                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934

        Date of Report (Date of earliest event reported): March 23, 2001




                                 INTERLAND, INC.
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               (Exact name of Registrant as Specified in Charter)


         Georgia                 000-31111                 58-1632664
    ----------------          ----------------        -------------------
     (State or other          (Commission File           (IRS Employer
     Jurisdiction of              Number)             Identification No.)
    Incorporation or
      Organization)



         303 Peachtree Center Avenue, Suite 500, Atlanta, Georgia 30303
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                    (Address of Principal Executive Offices)


                                 (404) 720-8301
              ----------------------------------------------------
              (Registrant's telephone number, including area code)


                                 Not Applicable
         -------------------------------------------------------------
         (Former Name or Former Address, if Changed Since Last Report)



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ITEM 5.  OTHER EVENTS.

     On March 23, 2001, Micron Electronics, Inc. ("MICRON ELECTRONICS"), Interland, Inc. ("INTERLAND"), and Imagine Acquisition Corporation, a wholly owned subsidiary of Micron Electronics ("MERGER SUB") entered into an Agreement and Plan of Merger dated as of March 22, 2001 (the "MERGER AGREEMENT"). Subject to the terms and conditions of the Merger Agreement, Merger Sub will merge with and into Interland, with Interland to survive the Merger and become a wholly owned subsidiary of Micron Electronics (the "MERGER"). Immediately subsequent to the Merger, Micron Electronics will change its name to "Interland, Inc." The headquarters of the surviving company will be located in Atlanta, Georgia. Each outstanding share of Interland's common stock will be exchanged for 0.861 (the "EXCHANGE RATIO") shares of Micron Electronics' common stock and options and warrants to purchase Interland's common stock will be exchanged for options or warrants, respectively, to purchase shares of Micron Electronics' common stock according to the Exchange Ratio. In the event that Micron Electronics' cash and cash equivalents net of those liabilities and related reserves that do not relate to its hosting business (the "NET AVAILABLE CASH") are less than $200 million as of the date upon which the closing of the Merger occurs (the "CLOSING"), the Exchange Ratio will be adjusted as provided in the Merger Agreement. If the Net Available Cash is less than $100 million at the Closing, then Interland shall have the right to terminate the Merger Agreement; provided, however, that such termination right may not be exercised by Interland if it has been advanced more than $10 million by Micron Electronics pursuant to a Bridge Loan and Security Agreement (the "BRIDGE LOAN AGREEMENT") entered into contemporaneously with the Merger Agreement.

     Pursuant to the Bridge Loan Agreement, if the Closing has not occurred prior to June 30, 2001, Micron Electronics has agreed to advance up to an aggregate principal amount of $10 million to Interland between June 30, 2001 and August 31, 2001, and if the Closing has not occurred prior to August 31, 2001, up to an aggregate principal amount of $20 million (including all amounts previously advanced under the Bridge Loan Agreement) between August 31, 2001 and the earlier to occur of (x) the Closing or (y) the termination of the Merger Agreement. Interest accrues on amounts advanced under the Bridge Loan Agreement at the rate of 10% per annum.

     Additionally, to the extent that Micron Electronics has Net Available Cash in excess of $200 million at Closing, the beneficial holders of Micron Electronics' common stock that have been identified as of immediately prior to the Closing ("PAYEES") will be entitled to receive pro rata cash payments of any excess Net Available Cash, if any, and of any additional net proceeds received from the proposed disposition of Micron Electronics' PC business, subject to certain restrictions. Any excess Net Available Cash and net sales proceeds must be held in escrow for six months to fund all liabilities that do not relate to Micron Electronics' hosting business and arise before the end of that six-month escrow period. Any payments of excess Net Available Cash and net proceeds must be approved by a special committee of the Board of Directors of Micron Electronics, subject to certain dispute resolution provisions, at the end of the six-month escrow period within 45 days of the end of each fiscal quarter and thereafter until the third anniversary of the Closing. For administrative convenience, payments may be deferred by Micron Electronics, in its sole discretion, until such time as the aggregate amount of such payments is equal to or greater than $10 million. The right to receive any cash payments is granted to Payees individually and will not attach to or trade with the common stock of Micron Electronics. It should be emphasized that there are a number of factors that affect whether funds will be available to make these payments, and there can be no assurance that any payments will be made or the amount of any payments.

     The transaction will be structured to qualify as a tax-free reorganization and will be accounted for as a purchase. In addition, upon the Closing Micron Electronics will take all action necessary to appoint an additional three members to its Board of Directors resulting in an eight-member board, with three from Micron Electronics' current Board of Directors, two representatives selected by Micron Technology, Inc. ("MTI"), two representatives selected by Interland, and one new member selected jointly by Micron Electronics and Interland. A management team consisting of top executives from Micron Electronics and Interland will lead the combined company. Upon completion of the Merger, Joel J. Kocher, who currently serves as the Chairman and Chief Executive Officer of Micron Electronics, will become Chairman and Chief Executive Officer of the combined company, and Ken Gavranovic, who currently serves as Chairman and Chief Executive Officer of Interland, will become Vice Chairman and Chief Technical Officer of the combined company.


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         The Merger Agreement prohibits Interland from soliciting, encouraging, providing any non-public information or participating in any discussions regarding any other proposal to acquire Interland or a substantial amount of its stocks or assets. However, under certain circumstances, Interland may engage in discussions with another entity that delivers an unsolicited, bona fide, written proposal. Those conditions include, but are not limited to, that (1) Interland's Board of Directors reasonably concludes (based upon the written advice of a financial advisor of national standing) that such written proposal may constitute a superior offer to the Merger, (2) Interland's Board of Directors, after consulting with its outside legal counsel, concludes in good faith that such action is required in order for the Board of Directors to comply with its fiduciary obligations to Interland's shareholders under applicable law, and (3) Interland otherwise complies with Section 5.4 of the Merger Agreement. Micron Electronics would be entitled to a termination fee of $3.5 million if the Merger Agreement is terminated under certain circumstances (which would be increased to up to $5.6 million to the extent that Interland borrows under the Bridge Loan Agreement). If the Merger Agreement is terminated due to Micron Electronics' failure to obtain the appropriate approval of its shareholders, Interland would be entitled to a termination fee of $3.5 million.

         The Merger is subject to several conditions, including, but not limited to, (1) the approval and adoption of the Merger Agreement by the shareholders of Micron Electronics, (2) the approval and adoption of the Merger Agreement by the shareholders of Interland, (3) the declaration of by the Securities and Exchange Commission of the effectiveness of a registration statement registering the shares of Micron Electronics' common stock to be issued in the Merger, (4) the expiration or termination of the applicable waiting period under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, (5) the absence of a material adverse effect to Micron Electronics' hosting business or Interland and (6) other customary closing conditions. In addition, as a condition to Interland's obligations to consummate the Merger, Micron Electronics shall have either entered into a binding agreement to sell its PC business or announced and commenced the winding down of its PC business. Micron Electronics and Interland anticipate that the Merger will close in the summer of 2001.

     In connection with the execution of the Merger Agreement, Micron Electronics, MTI and certain Interland shareholders entered into a Voting Agreement (the "VOTING AGREEMENT"), pursuant to which:

         (A) MTI agreed to vote the 58,622,863 shares of Micron Electronics common stock beneficially held by it, constituting approximately 61% of Micron Electronics' outstanding common stock: (1) in favor of the approval and adoption of the Merger Agreement and the Merger, (2) in favor of the issuance of stock pursuant to the Merger, (3) in favor of an amendment to Micron Electronics' Articles of Incorporation to increase the number of Micron Electronics' authorized common stock to 200 million and to change the name of Micron Electronics to Interland, Inc. after the consummation of the Merger, (4) in favor of an amendment to Micron Electronics' bylaws to reflect changes required by the Merger Agreement and the Merger, (5) in favor of a proposal to elect three individuals to fill the newly created director positions on Micron Electronics' Board Of Directors, and (6) against approval of any competing business combination; and

         (B) certain Interland's shareholders agreed to vote 17,994,964 shares of Interland's common stock held by them, constituting in the aggregate approximately 38% of Interland's outstanding common stock, in favor of the Merger and against any proposal made in opposition to or in competition with the Merger.

     To the extent that MTI or any of those Interland shareholders was a party to an agreement to transfer any shares of Micron Electronics' or Interland's common stock, respectively, as of the date of the Merger Agreement, such shareholder has agreed not to transfer those shares unless the transferee agrees to be bound by the terms of the Voting Agreement.

     Pursuant to a Registration Rights Agreement entered into between Micron Electronics, Interland and MTI (the "MTI REGISTRATION RIGHTS AGREEMENT"), Micron Electronics granted MTI certain registration rights with respect to the shares of Micron Electronics' common stock that it already owns. MTI is entitled to require Micron Electronics


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to register its shares of Micron Electronics' common stock on its request and will also be entitled to "piggyback" registration rights.

     In connection with the execution of the Merger Agreement, Micron Electronics, Joel J. Kocher and certain of Interland's shareholders entered into a Shareholder Agreement (the "SHAREHOLDER AGREEMENT"), whereby Mr. Kocher and certain of Interland's shareholders holding an aggregate amount of approximately 41% of Interland's currently outstanding shares of capital stock, agreed not to sell a specified number of shares of Micron Electronics' common stock beneficially held by them, for a period of nine months after the closing of the Merger, subject to certain limited exceptions, including, but not limited to, transfers (1) to Micron Electronics, (2) pursuant to a public offering of Micron Electronics' securities, (3) in response to a third party tender offer or exchange offer, (4) in a merger or consolidation, (5) pursuant to a plan of liquidation approved by Micron Electronics, (6) pursuant to a pledge made pursuant to a bona fide loan transaction that creates a security interest, (7) to controlled affiliates of MTI or (8) to any other transferee; provided, however, that with respect to the transfers referred to in (6), (7), and (8), the transferee agrees to be bound by the terms of the Shareholder Agreement.

     In connection with the execution of the Merger Agreement, Micron Electronics, and MTI entered into a Shareholder Agreement (the "MTI SHAREHOLDER AGREEMENT"), whereby MTI agreed not to sell any shares of Micron Electronics' common stock beneficially held by it, for a period of nine months after the closing of the Merger, subject to certain exceptions, including but not limited to, transfers (1) to Micron Electronics, (2) pursuant to a public offering of Micron Electronics' securities, (3) in response to a third party tender offer or exchange offer, (4) in a merger or consolidation, (5) pursuant to a plan of liquidation approved by Micron Electronics, (6) to Micron Technology
Foundation, Inc., (7) pursuant to a pledge made pursuant to a bona fide loan transaction that creates a security interest, (8) to controlled affiliates of MTI or (9) to any other transferee; provided, however, that with respect to transfers referred to in (6), (7), (8) and (9), the transferee agrees to be bound by the terms of the MTI Shareholder Agreement. MTI also agreed not to acquire additional shares of Micron Electronics' common stock for a period of 18 months after the closing of the Merger, subject to specific exceptions. The MTI Shareholder Agreement also includes a grant by MTI to Micron Electronics of an option to purchase all outstanding shares of Micron Electronics' common stock held by MTI in excess of 25% of Micron Electronics' outstanding capital stock. The purchase price for this call option is the average of the closing prices of the securities on a national securities exchange or the Nasdaq National Market over the 20 trading day period ending 2 days prior to the purchase of the stock under that option. The MTI Shareholder Agreement also provides certain information rights to MTI.

     Each of the Merger Agreement, Voting Agreement, MTI Registration Rights Agreement, Shareholder Agreement and MTI Shareholder Agreement is filed as an exhibit to this report. The foregoing descriptions are qualified in their entirety by reference to the full text of such exhibits.

     On March 23, 2001, Micron Electronics also announced plans to sell both of its non-hosting businesses. Micron Electronics announced the signing of a non-binding letter of intent to sell its PC business. In addition, Micron Electronics announced that pursuant to the terms of its component recovery agreement with MTI, MTI has exercised its right to purchase the assets of SpecTek, which is Micron Electronics' component recovery business. The business was transferred to MTI effective April 5, 2001. In addition, MTI has acquired certain real estate and intellectual property from Micron Electronics, subject to certain lease-back and license-back provisions in favor of Micron Electronics. MTI paid Micron Electronics a net amount of approximately $42 million as a result of the SpecTek transaction.

     A press release announcing the Merger and Micron Electronics' intention to sell its non-hosting businesses is attached as an exhibit to this report.

     On March 22, 2001, Maryjane Stevens was elected as an officer and named chief financial officer of Interland. Ms. Stevens had been Interland's senior vice president, finance.

     Certain statements included in this Form 8-K, including without limitation statements containing the words "believes," "anticipates," "intends," "expects" and words of similar import, constitute "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995. Such forward-looking


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statements involve known and unknown risks, uncertainties and other factors that may cause the actual results, performance or achievements of Interland to be materially different from any future results, performance or achievements expressed or implied by such forward-looking statements. Such factors include, among others, the following: the failure of the Merger to be consummated, the impact of general economic conditions on the capital markets; changes in or amendments to regulatory authorities' capital requirements or other regulations applicable to Interland or its subsidiaries; fluctuations in interest rates; increased levels of competition; and other factors referred to in Interland's Annual Report on Form 10-K for the fiscal year ended December 31, 2000, which is incorporated herein by this reference. Given such uncertainties, undue reliance should not be placed on such forward-looking statements. Interland disclaims any obligation to update any such factors or to publicly announce the results of any revisions to any of the forward-looking statements included herein to reflect future events or developments.

ITEM 7.       FINANCIAL STATEMENTS, PRO FORMA
              FINANCIAL INFORMATION AND EXHIBITS.

              (a)     Not applicable.
              (b)     Not applicable.
              (c)     Exhibits

                      2.1           Agreement and Plan of Merger dated March 22,
                                    2001 (the "Merger Agreement"), by and among
                                    Micron Electronics, Inc., a Minnesota
                                    corporation ("MEI"), Imagine Acquisition
                                    Corporation, a Delaware corporation, and
                                    Interland, Inc., a Georgia corporation
                                    ("Interland"), the schedule describing any adjustment to the Exchange Ratio (Schedule
                                    1.6(a)(ii) to the Merger Agreement) and all exhibits to the Merger Agreement, including the form of Bridge Loan and Security
                                    Agreement dated as of March 22, 2001 between Interland and MEI (Exhibit 5.18A to the
                                    Merger Agreement), the form of Promissory
                                    Note to be issued in connection with the Bridge Loan and Security Agreement (Exhibit
                                    5.18B to the Merger Agreement), the form of Amended and Restated Registration Rights
                                    Agreement between MEI, MTI and certain
                                    shareholders of Interland (Exhibit 5.20A to the Merger Agreement), the form of Registration Rights Agreement dated as of March 22, 2001 between MEI, MTI and
                                    Interland (Exhibit 5.20B to the Merger
                                    Agreement), the form of MTI Shareholder
                                    Agreement dated as of March 22, 2001 between MEI and MTI (Exhibit 6.2(g)(1) to the Merger
                                    Agreement) and the form of Shareholder
                                    Agreement dated as of March 22, 2001 between MEI and certain shareholders of Interland
                                    (Exhibit 6.2(g)(2) to the Merger Agreement).

                      99.1          Press Release of the Registrant dated March
                                    23, 2001 (incorporated herein by reference to the Registrant's Schedule 14A, filed on March 23, 2001).

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                                    SIGNATURE


         Pursuant to the requirements of the Securities and Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

                                             INTERLAND, INC.



                                             By: /s/ Maryjane Stevens
                                                --------------------------------
                                                Maryjane Stevens
                                                Chief Financial Officer
Dated: April 10, 2001